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                                                                      EXHIBIT 24


                              [ORTON & COMPANY]


                             ACCOUNTANTS' CONSENT




We hereby consent to the use of our audit report of American Absorbents Natural Products, Inc. dated February 24, 1996 for the years ended January 31, 1996 and 1995 in the Form S-8 Registration Statement for the David W. Redding Consulting Services Agreement with American Absorbents Natural Products, Inc.



/s/ Orton & Company
- -----------------------
July 31, 1996
Salt Lake City, Utah





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                              CONSENT OF ATTORNEYS


The consent of attorney, Ronald N. Vance, is incorporated within his Opinion dated July 29,1996, issued to the Registrant as an exhibit to the Registration Statement on Form S-8.